UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): December 17, 2024

MannKind Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50865	13-3607736
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1 Casper Street, Danbury, Connecticut 06810

(Address of Principal Executive Offices) (Zip Code)

(818) 661-5000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. of Form 8-K):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MNKD	The Nasdaq Stock Market LLC

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure under Item 8.01 below is incorporated by reference herein. The issuance of the Shares (as defined below) under the exchange agreements is being made pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), only to investors that qualified as “qualified institutional buyers” (as such term is defined under the Securities Act) or large institutional investors.

Item 8.01	Other Events.

On December 17, 2024, MannKind Corporation, (the “Company”) entered into separate, privately negotiated exchange agreements with certain holders (the “Holders”) of the Company’s 2.50% Convertible Senior Notes due 2026 (the “Notes”). Under the terms of the exchange agreements, the Holders agreed to exchange an aggregate principal amount of approximately $193.7 million of Notes held by them in exchange for an aggregate of 26,749,559 shares of the Company’s common stock (“Shares”). In addition, pursuant to the exchange agreements, the Company will make an aggregate cash payment of approximately $89.2 million to the Holders for additional exchange consideration.

The transaction is expected to close in two closings, with the first closing on or about December 20, 2024 and the second closing on or about December 23, 2024, in each case, subject to customary closing conditions. Immediately following the exchange of the Notes contemplated by the exchange agreements, approximately $36.3 million in aggregate principal amount of the Notes will remain outstanding.

This Current Report does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MannKind Corporation

Date: December 18, 2024	By:	/s/ David Thomson, Ph.D., J.D.
David Thomson, Ph.D., J.D.
Executive Vice President, General Counsel and Secretary